EXHIBIT 21

HCC INSURANCE HOLDINGS, INC.

SUBSIDIARIES

	Name	State or Country Incorporated
1	Avemco Corporation	Delaware
2	Avemco Insurance Agency, Inc.	Maryland
3	Avemco Insurance Company	Maryland
4	Centris Group, Inc., The	Delaware
5	Crop Hail Management, Inc.	Texas
6	C W Midwest, Inc. (d/b/a Cox Insurance Group)	Indiana
7	Dickson Manchester & Company Limited	United Kingdom
8	G.B. Kenrick & Associates, Inc.	Michigan
9	HCC Acquisition Sub, Inc.	New York
10	HCC Administrators, Inc.	Illinois
11	HCC Benefits Corporation	Delaware
12	HCC Casualty Insurance Services, Inc.	California
13	HCC Claims Services Ltd.	United Kingdom
14	HCC Credit Group, Inc.	New York
15	HCC Diversificacion y Soluciones, S.L.	Spain
16	HCC Diversified Financial Products Limited	United Kingdom
17	HCC Employee Benefits, Inc.	Delaware
18	HCC Employer Services, Inc.	Alabama
19	HCC Employer Services, Inc.	Illinois
20	HCC Global Financial Products Limited	United Kingdom
21	HCC Global Financial Products, LLC	Delaware
22	HCC Global Financial Products, S.L.	Spain
23	HCC Indemnity Guaranty Agency, Inc.	New York
24	HCC Insurance Holdings (International) Limited	United Kingdom
25	HCC Insurance Services Ltd.	United Kingdom
26	HCC Intermediate Holdings, Inc.	Delaware
27	HCC International Insurance Company PLC	United Kingdom
28	HCC Life Insurance Company	Indiana
29	HCC Medical Insurance Services, LLC	Wisconsin
30	HCC Marine 1, Ltd.	Louisiana
31	HCC Marine 2, Ltd.	Louisiana
32	HCC Marine Claims, LLC	Louisiana
33	HCC Public Risk Claim Service, Inc.	Michigan
34	HCC Re Agency Ltd.	Bermuda
35	HCC Reinsurance Company Limited	Bermuda
36	HCC Risk Management Corporation	Texas
37	HCC Risk Solutions Company	Nevada
38	HCC Service Company, Inc.	Delaware
39	HCC Service Delaware, LLC	Delaware
40	HCC Specialty Holdings (No. 1) Ltd.	United Kingdom
41	HCC Specialty Insurance Company	Oklahoma
42	HCC Specialty Ltd.	United Kingdom
43	HCC Specialty Underwriters, Inc.	Massachusetts

	Name	State or Country Incorporated

44	HCC Specialty Underwriters Ltd. (Canada)	Canada
45	HCC Strategic Investments (UK) Ltd.	United Kingdom
46	HCC Strategic Investments, LLC	Delaware
47	HCC Surety Group, Inc.	Delaware
48	HCC Trustees Limited	United Kingdom
49	HCC Underwriting Agency Ltd.	United Kingdom
50	HCCI Credit Services Limited	United Kingdom
51	HCCI Group Limited	United Kingdom
52	HCCL Holdings Limited	United Kingdom
53	Houston Casualty Company	Texas
54	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
55	Illium, Inc.	Delaware
56	LDG Re (London) Ltd.	United Kingdom
57	LDG Re Worldwide Limited	Delaware
58	LDG Re Worldwide Ltd.	United Kingdom
59	LDG Reinsurance Corporation	Massachusetts
60	LifeTrac, Inc.	Delaware
61	MAG Acquisition Sub, Inc.	Delaware
62	Manchester Dickson Holdings Limited	United Kingdom
63	Nameco (No. 808) Ltd.	United Kingdom
64	Novia Holdings, Inc.	Indiana
65	Occidental Services, Inc.	Delaware
66	PEPYS Holdings Limited	United Kingdom
67	Perico, Ltd.	Missouri
68	Pro Ag Management, Inc.	Illinois
69	Producers Ag Insurance Group, Inc.	Delaware
70	Producers Agriculture Insurance Company	Texas
71	Producers Lloyds Insurance Company	Texas
72	Professional Indemnity Agency, Inc.	New Jersey
73	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
74	Specialty Insurance Underwriters, Inc.	Missouri
75	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
76	Surety Associates Holding Co., Inc.	New Mexico
77	TMD PIA, LLC	New York
78	TTR, LLC	New York
79	U. S. Specialty Insurance Company	Texas
80	United States Surety Company	Maryland
81	US Holdings, Inc.	Delaware
82	USBenefits Insurance Services, Inc.	California
83	USSC Holdings, Inc.	Maryland